UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006
RSA Security Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25120	04-2916506

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 515-5000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On June 29, 2006, RSA Security Inc. issued a press release announcing that it had entered into an Agreement and Plan of Merger dated June 29, 2006 by and among RSA Security Inc., EMC Corporation and Entrust Merger Corporation, a wholly owned subsidiary of EMC Corporation. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     RSA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about EMC, RSA, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by EMC and RSA through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of RSA’s filings may be obtained by directing a request to Investor Relations at 781-515-6065. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.EMC.com, and investors and security holders may access copies of the documents filed with the SEC by RSA on RSA’s website at www.RSA.com, when they become available.
     RSA, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from RSA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding RSA’s directors and executive officers is contained in RSA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated May 3, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC. As of February 28, 2006, RSA’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 3,225,265 shares, or 4.3%1, of RSA’s common stock. You can obtain free copies of these documents from RSA using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.
     In addition, in connection with the execution of the merger agreement, RSA adopted a deal retention and bonus program for the benefit of various individuals, including executive officers of RSA. Under this program, Art Coviello, RSA’s President and CEO, and Charles Kane, RSA SVP and CFO will be entitled to payments of up to $2,250,000 and $540,000 respectively. A more complete description will be available in the Proxy Statement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The Exhibit Index attached to this Report is incorporated herein by reference.

[1]	Numbers from most recent proxy statement and indicate ownership as of February 28, 2006. Does not include 785,123 shares acquired by Mr. Harris on April 25, 2006 in connection with PassMark acquisition.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA SECURITY INC.
Date: June 29, 2006	By:	/s/ Robert Nault
Robert Nault
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 29, 2006